UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 28, 2006
Elcom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27376	04-3175156

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Oceana Way Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 440-3333
N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 1, 2006, Elcom International, Inc. (the “Company”) amended the employment agreement, dated December 21, 2005, between the Company and John E. Halnen, the President and Chief Executive Officer of the Company. The amendment provides that the initial term of Mr. Halnen’s employment under the agreement will be increased from a one-year period to a two-year period, and that Mr. Halnen’s base salary be increased, effective May 1, 2006, to $256,000 per year and, effective October 1, 2006, to $300,000 per year. The preceding description of the terms of the amendment is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of New Executive Officer
     On July 28, 2006, the Company appointed William Lock as its Executive Vice President, effective immediately. Mr. Lock, who is 49, has been engaged in consultancy practice for more than the last five years. For the last four years, Mr. Lock has owned and operated Practical Strategies, a U.K. based consultancy practice specializing in mergers, acquisitions and turnaround situations. Mr. Lock is a citizen of the United Kingdom.
Appointment of New Director
     At a meeting on August 3, 2006, the Board of Directors of the Company elected Gregory King as a Class II Director of the Company, effective as of that date, to fill one of the existing vacancies on the Board for a term ending at the Company’s 2009 annual meeting of stockholders. On the same date, Mr. King was appointed Executive Vice President of Business Development of the Company. Mr. King, who is 53, originally joined the Company’s elcom, inc. technology subsidiary in April of 1997 as Vice President of Product Marketing, in conjunction with the acquisition of a procurement software application by elcom, inc. Mr. King was a part owner of rights to the acquired technology. Mr. King has been the Vice President of Sales and Marketing of elcom, inc., and has served in similar capacities for more than the last five years. Mr. King will continue to be the global head of the Company’s sales and marketing functions.

Item 9.01 Financial Statements and Exhibits.
(c)      Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of August 1, 2006, by and between Elcom International, Inc. and John E. Halnen.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELCOM INTERNATIONAL, INC.
Date: August 3, 2006	By:	/s/ Sean P. Lewis
Sean P. Lewis
Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of August 1, 2006, by and between Elcom International, Inc. and John E. Halnen.